EXHIBIT 10.1

ACTION BY WRITTEN CONSENT

OF DIRECTORS

(Nevada Revised Statutes 78.315(2))

OF

MADISON TECHNOLOGIES, INC.

A Nevada Corporation

The undersigned Directors of Madison Technologies, Inc., a Nevada Corporation (the “Company”) pursuant to the Nevada Revised Statutes, hereby consent to the following actions of the Corporation as of the date set forth below:

1. APPROVAL TO ISSUE SERIES A CONVERTIBLE PREFERRED STOCK

RESOLVED: That based upon the receipt of Written Consents from 62.2% of the Company’s Shareholders as reflected in the Schedule 14F filed by the Company with the SEC on July 24, 2020, and following the approval in Nevada on July 28, 2020 of the Certificate of Amendment to our Articles of Incorporation, along with the Certificate of Designation for newly created Series A Convertible Preferred Stock, that the following shares of Series A Convertible Preferred Stock shall be issued to the following stakeholders of Luxurie Legs, LLC (“Luxurie”) pursuant to the conditions precedent to the closing of the Acquisition Agreement with Luxurie ratified on July 17, 2020, under which the Company acquired the Casa Zeta-Jones Brand License Agreement (the “License Agreement”):

Equity Markets Advisory Inc.	40,000 Shares

Trillium Partners LP	40,000 Shares

Walter Hoelzel	3,333 Shares

Stuart Sher	3,333 Shares

Brent Ulmann	3,333 Shares

Jeffrey Canouse	3,000 Shares

2. OMNIBUS RESOLUTION

RESOLVED FURTHER, that the officers of the Company, and each of them, and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Company and on its behalf, to execute any additional certificates (including any officer’s certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions.

Dated: September 8, 2020

/s/ Jeffrey Canouse
Jeffrey Canouse, Director